Exhibit 16.1

April 22, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated April 22, 2004, of Tidewater Inc. and are in agreement with the statements contained in paragraphs (a), (b), (c), (d), (e) and (f) on page 2 therein.

Very truly yours,

/s/ Ernst & Young LLP